UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                            -------------------------


                    Date of Report
                    (Date of earliest
                    event reported):           March 31, 2000



                             Johnson Outdoors Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Wisconsin                0-16255                   39-1536083
     ---------------         ----------------          -------------------
     (State or other         (Commission File             (IRS Employer
     jurisdiction of             Number)               Identification No.)
     incorporation)

                                1326 Willow Road
                           Sturtevant, Wisconsin 53177
           -----------------------------------------------------------
           (Address of principal executive offices including zip code)

                                 (262) 884-1500
                         -------------------------------
                         (Registrant's telephone number)

                       Johnson Worldwide Associates, Inc.
                   -------------------------------------------
                   (Former name, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

          On March 31, 2000, Johnson Outdoors Inc. (formerly known as Johnson Worldwide Associates, Inc.) (the "Company") consummated the previously announced sale of its worldwide Fishing business (the "Business") to Berkley Inc. ("Berkley") pursuant to a Stock Purchase Agreement, dated as of January 12, 2000, as amended (the "Purchase Agreement"). The Company's sale of the Business as well as the consummation of the transactions related thereto is referred to herein as the "Sale."

          Pursuant to the Purchase Agreement: (1) substantially all of the operating assets and properties held directly or indirectly by the Company that related solely to the Business (including the capital stock of its subsidiary Mitchell Sports, S.A.), except for certain retained accounts receivable and accounts payable, and certain of the Business' liabilities were contributed to a newly-formed corporation and Berkley purchased the stock of that corporation for $34.5 million, less approximately $12.7 million for accounts receivable retained by the Company, in cash at the closing of the Sale, subject to a potential adjustment based on the net asset value of the Business as finally determined (an estimate of which increased the cash paid to the Company at the closing by approximately $11.5 million); (2) the Company agreed to a 4-1/2 year covenant not to compete with the Business (subject to certain exceptions); and (3) the Company agreed to indemnify Berkley against any breach by the Company of the Company's representations, warranties or covenants contained therein and for certain outstanding litigation matters and specified potential patent issues and environmental claims. The Company's obligation to indemnify Berkley under the Purchase Agreement for breaches of representations, warranties and certain covenants are subject to an April 30, 2001 time limitation, an aggregate basket of $300,000 and an aggregate maximum cap of $12.0 million. The purchase price paid by Berkley for the Business was determined on the basis of arms' length negotiations between the parties. The Company has paid or accrued approximately $2.1 million of direct Sale costs.

          Total proceeds from the Sale of $46.0 million ($33.3 million received at the closing of the Sale plus $12.7 million from liquidation of retained accounts receivable) will be used to satisfy retained liabilities of the Business, pay direct Sale costs and reduce short-term and long-term debt of the Company. In addition, Berkley assumed approximately $2.4 million of debt of the Business.

          As a result of the Sale, the Company recorded a loss of $23.1 million, taking into account operating results expected to the date of closing.

          In connection with the Sale, the Company and Berkley entered into a Transition Services Agreement (providing Berkley with the use of certain of the Company's information systems and employee services for a period of time following the closing at agreed upon rates), two Trademark License Agreements (allowing Berkley to use certain trademarks of the Company in conducting the Business following the closing), a Minn Kota Distribution Agreement (appointing Berkley as the exclusive distributor of the Company's Minn Kota products in Australia and New Zealand) and a Premium Incentive Sales Agreement (appointing the Company as the representative of Berkley for premium incentive sales of products of the Business and Berkley).

          The Purchase Agreement and the amendment thereto are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summary of the material provisions of such agreement set forth above is qualified in its entirety by reference to the Purchase Agreement and the amendment thereto filed as exhibits hereto.

          The Business is a leading designer and marketer of name brand, performance fishing tackle (mainly reels, rods, line and lures).

Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired.

               Not applicable.

          (b)  Pro Forma Financial Information.


                              JOHNSON OUTDOORS INC.
                          UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

          The following unaudited pro forma financial information relates to the sale (such sale as well as the consummation of certain related transactions is referred to herein as the "Sale") by Johnson Outdoors Inc. (formerly known as Johnson Worldwide Associates, Inc.) (the "Company") of substantially all of the assets and liabilities of the Fishing business of the Company (the "Business") through the sale of all of the issued and outstanding shares of capital stock of Century Divestiture Co. The Sale was consummated on March 31, 2000. The pro forma amounts have been prepared based on certain pro forma adjustments (as described in the accompanying notes) to the historical financial statements of the Company.

          The unaudited pro forma condensed consolidated balance sheet reflects the historical financial position of the Company, with pro forma adjustments as if the Sale had occurred on December 31, 1999. The unaudited pro forma condensed consolidated statements of operations reflect the historical results of operations of the Company for the fiscal year ended October 1, 1999 and the three months ended December 31, 1999. The unaudited pro forma condensed consolidated statements of operations reflect the Sale, which occurred on March 31, 2000, as if such Sale occurred as of the beginning of the respective periods. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the Sale, (b)
factually supportable and (c) in the case of certain income statement adjustments, expected to have a continuing impact.

          The unaudited pro forma condensed consolidated financial statements should be read in connection with the Company's Annual Report on Form 10-K for the fiscal year ended October 1, 1999 and Quarterly Report on Form 10-Q for the three months ended December 31, 1999.

          The unaudited pro forma financial information presented is for informational purposes only and does not purport to represent what the Company's financial position or results of operations as of the dates presented would have been had the Sale in fact occurred on such date or at the beginning of the periods indicted or to project the Company's financial position or results of operations for any future date or period.

                              JOHNSON OUTDOORS INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                December 31, 1999
                                   (unaudited)


--------------------------------------------------------------------------------
                                              Johnson
                                              Outdoors     Pro Forma
(thousands)                                     Inc.       Adjustments Pro Forma
--------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and temporary cash investments         $  8,936    $      35    $  8,971
  Accounts receivable, less allowance
    for doubtful accounts                       48,930                   48,930
  Inventories                                   72,604                   72,604
  Deferred income taxes                          7,679                    7,679
  Other current assets                           5,991                    5,991
  Net assets of discontinued operations         38,356      (30,364)      7,992
--------------------------------------------------------------------------------
Total current assets                           182,496                  152,167
Property, plant and equipment                   36,227                   36,227
Deferred income taxes                           15,376                   15,376
Intangible assets                               61,712                   61,712
Other assets                                     1,834                    1,834
--------------------------------------------------------------------------------
Total assets                                  $297,645     $(30,329)   $267,316
================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt and current
    maturities of long-term debt              $ 88,210    $  (8,840)   $ 79,370
  Accounts payable                              18,446                   18,446
  Salaries and wages                             5,017                    5,017
  Other accrued liabilities                     18,170       (7,170)     11,000
--------------------------------------------------------------------------------
Total current liabilities                      129,843      (16,010)    113,833
Long-term debt, less current maturities         64,573      (16,000)     48,573
Other liabilities                                4,796                    4,796
--------------------------------------------------------------------------------
Total liabilities                              199,212      (32,010)    167,202
--------------------------------------------------------------------------------
Shareholders' equity:
  Preferred stock: none issued                      --                       --
  Common stock                                     406                      406
  Capital in excess of par value                44,205                   44,205
  Retained earnings                             66,746                   66,746
  Contingent compensation                         (115)                    (115)
  Other comprehensive income -
    cumulative foreign currency
    translation adjustment                     (12,727)       1,681     (11,046)
  Treasury stock                                   (82)                     (82)
--------------------------------------------------------------------------------
Total shareholders' equity                      98,433        1,681     100,114
--------------------------------------------------------------------------------
Total liabilities and shareholders'
  equity                                      $297,645     $(30,329)   $267,316
================================================================================

          The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                              JOHNSON OUTDOORS INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           Year Ended October 1, 1999
                                   (unaudited)




-----------------------------------------------------------------------------------------------------------
                                                          Johnson
                                                          Outdoors     Fishing    Pro Forma
(thousands, except share and per share amounts))            Inc.       Business   Adjustments    Pro Forma
-----------------------------------------------------------------------------------------------------------
Net sales                                                $  364,277    $59,184      $           $  305,093
Cost of sales                                               222,198     37,774                    184,424
-----------------------------------------------------------------------------------------------------------
Gross profit                                                142,079     21,410                     120,669
Operating expenses                                          120,456     19,299                     101,157
-----------------------------------------------------------------------------------------------------------
Operating profit                                             21,623      2,111                      19,512
Interest expense                                              9,719        154       (2,293)         7,272
Other expenses (income), net                                    (47)        25                         (72)
-----------------------------------------------------------------------------------------------------------
Income from continuing operations before
  income taxes                                               11,951      1,932        2,293         12,312
Income tax expense                                            4,929        772          906          5,063
-----------------------------------------------------------------------------------------------------------
Income from continuing operations                        $    7,022    $ 1,160      $ 1,387     $    7,249
===========================================================================================================
Earnings per common share from continuing operations:
  Basic                                                  $     0.87                             $     0.90
  Diluted                                                      0.87                                   0.89
===========================================================================================================
Average common shares:
  Basic                                                   8,096,575                              8,096,575
  Diluted                                                 8,108,228                              8,108,228
===========================================================================================================


          The accompanying notes are an integral  part of the pro forma  condensed  consolidated  financial statements.

                              JOHNSON OUTDOORS INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      Three Months Ended December 31, 1999
                                   (unaudited)



--------------------------------------------------------------------------------
                                           Johnson
(thousands, except share and               Outdoors    Pro Forma
  per share amounts)                         Inc.      Adjustments    Pro Forma
--------------------------------------------------------------------------------
Net sales                                $   56,201      $           $   56,201
Cost of sales                                34,289                      34,289
--------------------------------------------------------------------------------
Gross profit                                 21,912                      21,912
Operating expenses                           21,773                      21,773
--------------------------------------------------------------------------------
Operating profit                                139                         139
Interest expense                              2,272        (505)          1,767
Other income, net                              (316)                       (316)
--------------------------------------------------------------------------------
Income (loss) from continuing
  operations before income taxes             (1,817)        505          (1,312)
Income tax expense (benefit)                   (782)        200            (582)
--------------------------------------------------------------------------------
Income (loss) from continuing
  operations                             $   (1,035)     $  305      $     (730)
================================================================================
Loss per common share from
  continuing operations:
    Basic                                $    (0.13)                     $(0.09)
    Diluted                                   (0.13)                      (0.09)
================================================================================
Average common shares:
    Basic                                 8,107,658                   8,107,658
    Diluted                               8,107,658                   8,107,658
================================================================================


          The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                          NOTES TO PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


1. The pro forma condensed consolidated balance sheet has been prepared to reflect the sale by the Company of substantially all of the assets and liabilities of the Business through the sale of all the issued and outstanding shares of the capital stock of Century Divestiture Co. The pro forma adjustments as of December 31, 1999 reflect the following:

     (a)  The retention of certain cash balances related to the Business.

     (b) An adjustment to the net assets of discontinued operations from the proceeds of the Sale. The remaining balance in net assets of discontinued operations represents certain trade accounts receivable of the Business retained by the Company for collection. Upon collection, proceeds will be used for additional reduction of short-term debt.

     (c) The reduction of short-term and long-term debt from the proceeds of the Sale.

     (d) The reduction of certain accrued liabilities related to the Sale from the proceeds of the Sale, including those liabilities not payable on the date of closing of the Sale.

2. The pro forma condensed consolidated statements of operations for the year ended October 1, 1999 and the three months ended December 31, 1999 are based on the financial statements of the Company and the Business after giving effect to the following pro forma adjustments:

     (a) Reduction of interest expense resulting from the reduction of debt from the proceeds of the Sale at rates in effect at the beginning of, or during the respective periods, as appropriate.

     (b) Provision for income tax expense resulting from the pro forma adjustments using statutory rates.

3. The pro forma condensed consolidated statements of operations for the three months ended December 31, 1999 reflect the operating results of the Business as a discontinued operation. The results of operations for the year ended October 1, 1999, as reported historically, reflected the results of operations of the Business as a continuing operation. Accordingly, an adjustment is necessary to remove those results.

          (c)  Exhibits.

          The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   JOHNSON OUTDOORS INC.


Dated: April 17, 2000
                                   By: /s/ Carl G. Schmidt
                                      ------------------------------------------
                                       Carl G. Schmidt
                                       Senior Vice President and Chief Financial
                                       Officer, Secretary and Treasurer

                              JOHNSON OUTDOORS INC.

                            EXHIBIT INDEX TO FORM 8-K
                           Report Dated March 31, 2000



                               Exhibit Description

2.1 Stock Purchase Agreement, dated as of January 12, 2000, by and between Johnson Outdoors Inc. (formerly known as Johnson Worldwide Associates, Inc.) and Berkley Inc.*

2.2 Amendment to Stock Purchase Agreement, dated as of February 28, 2000, by and between Johnson Outdoors Inc. and Berkley Inc.






----------------------

          * The schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.